Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

DATED THIS 31 DAY OF July, 2022

BETWEEN

LUDUS ASIA PTE. LTD.

... Purchaser

AND

THE PERSONS IN SCHEDULE 2

... Vendors

SALE AND PURCHASE AGREEMENT

101 Cecil Street

 #25-04 Tong Eng Building

Singapore 069533

Tel: +65 6535 8167

 Fax: +65 6535 2619

Ref: 22/8216

TABLE OF CONTENTS

RECITALS		1

1	Sale and Purchase of Sale Shares	2

2	Consideration and Adjustments	2

3	Conditions Precedent	4

4	Completion	6

5	Vendors Performance Indicators	7

6	Post Completion Undertakings	8

7	Representations and Warranties	10

8	Moratorium	12

9	Force Majeure	13

10	Non-Competition	13

11	Confidentiality	14

12	Announcements	16

13	Notices	16

14	Miscellaneous	16

15	Law and Jurisdiction	17

Schedule 1 : Definitions and Interpretation		19

Schedule 2 : The Vendors		25

Schedule 3 : The Warranties		26

Schedule 4 : Consideration Schedule		1

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made this 31 day of July  , 2022

BETWEEN

A.	LUDUS ASIA PTE. LTD. (UEN: 202125922H), a company incorporated in Singapore and having its registered office at 29 Tai Seng Avenue #02-01, Natural Cool Lifestyle Hub, Singapore 534119 (Email Address: ) (“Purchaser”);

AND

B.	THE PERSONS IN SCHEDULE 2 (“Vendors”);

each a “Party” and collectively “Parties”.

Words and expressions used in this Agreement shall be interpreted in accordance with Schedule 1.

RECITALS

A.	The Vendors are the legal and beneficial owners of 10,000 shares of 2Game Digital Limited (Business Registration No. 3151193) (“Target”), a company incorporated in Hong Kong having its registered office at Room C, 15/F, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong, representing 100% of the total issued and paid-up share capital.

B.	The Target is in the business (“Business”) of distributing and retail selling of game software and operates an e-commerce portal, www.2game.com.

C.	The Vendors desire to sell to the Purchaser, who desires to purchase from the Vendors, the Sale Shares at the Consideration subject to the conditions contained in this Agreement.

D.	The Parties acknowledge and understand that the Purchaser is preparing for a listing (“Listing”) of its shares or the shares of its holding company on such suitable stock exchange (“Listing Exchange”), whether by way of a direct listing, initial public offering or through a reverse takeover of or merger with a company already listed on such stock exchange.

IT IS HEREBY AGREED that:

1	Sale and Purchase of Sale Shares

1.1	Subject to this Agreement, the Purchasers shall purchase from the Vendors, who shall sell to the Purchaser, the Sale Shares for the Consideration on the Completion Date.

1.2	The number of Sale Shares to be transferred by each Vendor is set out in Schedule 2.

1.3	The Vendors hereby waive in favour of the Purchaser all pre-emptive rights and any other rights (if any) that the Purchaser may be entitled to over any and all of the Sale Shares as of the Completion Date.

1.4	The Vendors’ obligations and liability under any representation, undertakings or covenants under this Agreement, including the Warranties, shall be on a joint and several basis.

2	Consideration and Adjustments

2.1	The Purchaser shall pay to the Vendor the Consideration in accordance with the Tranches.

2.2	Any Consideration or Outperformance Consideration payable to the Vendors shall be paid to each Vendor pro rata to the number of Sale Shares sold by each of them.

2.3	In the event that the public listing of Listco occurs before the end of FY2023, the Consideration for Tranche 2, may, with the approval by the Purchaser, be allotted and issued pro rata based on the Gross Revenue and NPAT for previous month as set out in the Target’s Management Accounts subject to the adjustments in Clause 2.4.

2.4	In the event the Listing takes place before Target’s Financial Statements for FY2023 are available:

(a)	the Vendors will, upon listing, first be paid such part of the Cash Consideration allotted and issued such number the Consideration Shares for Tranche 2 (together “Preestimated Tranche 2 Consideration”) pro rata computed using the following formula based on the Gross Revenue and NPAT set out in the Target’s Management Accounts (and their respective targets as set out in Clause 5) made up to the last day of the month immediately preceding the Listing:

(b)	when the Target’s Financial Statements for FY2023 become available, if:

(i)	the Tranche 2 Consideration is more than the Preestimated Tranche 2 Consideration, the Purchaser shall cause to be paid and issued and allotted to the Vendors; or

(ii)	the Tranche 2 Consideration is less than the Preestimated Tranche 2 Consideration, the Vendors shall cause to be repaid and transferred to the Purchaser or its nominee;

such amount the Cash Consideration and such number of Shares (pro rata to the number of Sale Shares sold by each of them) equal to the difference between the Tranche 2 Consideration and the Preestimated Tranche 2.

2.5	The number of Consideration Shares to be allotted and issued for Tranche 2, shall be fixed at the initial public offer issue price of Listco multiplied by the Listco’s market capitalisation upon Listing and divided by US$339,000,000.

2.6	The number of Consideration Shares to be allotted and issued for Tranche 3, shall:

(a)	if the Listing took place more than 10 Business Days before 30 April 2023, be fixed at the closing price per share of Listco traded on the Listing Exchange 10 Business Days prior to 30 April 2023; or

(b)	be otherwise fixed at the initial public offer issue price of Listco.

2.7	The number of Consideration Shares to be allotted and issued for Tranches 4 and 5 shall be fixed at the closing price per share of Listco traded on the Listing Exchange 10 Business Days prior to the date that Consideration Shares are required to be allotted and issued pursuant to the 2nd column of Schedule 4.

2.8	The Consideration will be adjusted in the following manner:

(a)	in the event that either one or both the Gross Revenue and NPAT are below the Gross Revenue Target and NPAT Target respectively for that FY as set out in Clause 5, the Consideration Shares shall be reduced pro rata to the following formula:

(b)	in the event the Target’s NPAT is in excess of the NPAT Target that FY set out in Clause 5 below, the Vendors shall be entitled to additional Cash Consideration and Consideration Shares (“Outperformance Consideration”).

(i)	For FY2023, FY2024 and FY2025, the Outperformance Consideration shall be increased pro rata to the following formula, and paid and allotted and issued, to the Vendors or their nominees:

2.9	In the event the Consideration Shares are issued in another currency other than US$, the number of Consideration Shares will be computed based on the exchange rate on the last day of the month immediately preceding the Listing published by the monetary authority of the country in which the Listing takes place.

2.10	The Vendors shall, inter alia, deliver the Target’s Financial Statements to the Purchaser in a timely manner. If the adjustments in Clause 2.8 cannot be computed due to the failure of the Vendors to deliver the Target’s Financial Statements to the Purchaser, the Purchaser shall be entitled to delay and reschedule the payment of the Consideration Shares in Tranches 3 to 5 in Schedule 4, taking into consideration the time taken to process the Target’s Financial Statements.

2.11	The Consideration Shares, when allotted and issued to the Vendors or their nominee(s), shall be credited as fully-paid, free from Encumbrances (save for those arising out of Clause 10 of this Agreement) and shall rank pari passu in all respects with the same class of shares in the capital of the Listco as at the date of issue of the Consideration Shares.

3	Conditions Precedent

3.1	The Purchaser’s obligation to purchase the Sale Shares from the Vendors shall be conditional upon the following being fulfilled:

(a)	the Purchaser being satisfied with the results of financial, legal and other due diligence investigations of the Target;

(b)	the Vendors confirming, via written statement(s), that:

(i)	the Target is at a positive net tangible assets position as of the Completion Date; and

(i)	the working capital available to the Target as of the Completion Date is sufficient for the Target’s current requirements during FY2023, FY2024 and FY2025.

(c)	the Vendors making available all waivers or consents (where necessary) to enable the Purchaser and/or its nominee(s) to be registered as holder(s) of any and all of the Sale Shares;

(d)	the Vendors obtaining all other consents and approvals required under any and all applicable laws for the sale and purchase of the Sale Shares and/or to give effect to the transactions contemplated hereunder (including, without limitation, such waivers as may be necessary of terms which would otherwise constitute a default under any instrument, contract, document or agreement to which the Vendors or the Target is a party or by which the Vendors or the Target or its or their respective assets are bound). Where any consent or approval is subject to conditions, such conditions must be satisfactory to the Purchaser in its sole and absolute discretion;

(e)	the Vendors’ representations and warranties set out under this Agreement being true and accurate in all material respects as at the date of this Agreement and the Completion Date (except to the extent that such representations and warranties are given as of a specific date);

(f)	there being no changes to the prospects, operations, financial and/or business conditions of the Target from the date of this Agreement and up to and including the Completion Date that would constitute a Material Adverse Effect; and

(g)	the Vendors having performed all the covenants and undertakings required to be performed by them under this Agreement on or before the Completion Date.

3.2	The Purchaser shall always be entitled in its sole discretion to waive any of the above conditions, conditionally or unconditionally, through writing.

3.3	If, at any time prior to Completion, any Vendor becomes aware of a fact or circumstance which might prevent any of the conditions set out in Clause 3.1 from being satisfied, it shall immediately inform the Purchaser.

3.4	If any of the conditions set forth in Clause 3.1 is not fulfilled on or before the Completion Date and such non-fulfilment is not waived by the Purchaser in writing, this Agreement shall ipso facto cease to have any force and effect whatsoever and no Party shall have any claim or demand against the other Party for costs, damages, compensation or otherwise (other than any antecedent breach by either Party of its obligations under this Agreement).

4	Completion

4.1	Completion shall take place on the Completion Date at 3.00pm at the registered office of the Purchaser or at such other venue, date or time as the Vendors and the Purchaser may mutually agree, whereby the following shall take place:

(a)	the Vendor shall deliver and/or shall procure that there be delivered to the Purchaser:

(i)	the share certificate for the Sale Shares;

(ii)	the resolution of the directors and/or members of the Target (as the case may be):

(1)	approving the transfer of the Sale Shares;

(2)	appointing such persons as may be nominated by the Purchasers as directors of the Target at least 3 Business Days prior to Completion;

(3)	amending the signing mandate for the bank accounts operated by the Target in such manner as may be notified by the Purchaser;

(iii)	all notifications, confirmations, authorizations, approvals, consents, agreements, waivers, documents, instruments of transfer, and/or any other documentation evidencing (i) the satisfaction of the conditions under this Agreement; (ii) execution, implementation and performance by any Vendor of its obligations and/or the transactions contemplated by this Agreement; and (iii) Completion in form and substance satisfactory to the Purchaser; and

(b)	the Vendor shall, against delivery of the items set out in Clause 4.1(a), make payment of the Consideration payable in Tranche 1;

4.2	The Parties hereto shall do all acts and things and execute all documents as shall be necessary or expedient to give effect to the transfer of the Sale Shares under the applicable laws and regulations in any jurisdiction, upon the terms and conditions specified herein.

4.3	In the event where any Vendor fails to comply with his obligations under Clause 4.1(a)(iii) above, the Purchaser shall (in addition to and without prejudice to any other rights or remedies available to it) be entitled to rescind this Agreement or fix a new date for Completion.

4.4	Save as provided under Clause 4.3, if either Party shall, for any reason whatsoever, be unable to comply with any of their respective obligations under Clause 4 on Completion, the Purchaser may, in the case of default by any of the Vendors, and any Vendor may, in the case of default by the Purchaser, shall be entitled to:

(a)	defer the affected Completion to a later date but no later than 90 calendar days after the Completion Date provided under this Agreement (so that the provisions of this sub-Clause shall apply to Completion as so deferred);

(b)	effect Completion so far as practicable but without prejudice to the non-defaulting Party’s rights and remedies (whether under this Agreement generally or under this Clause) to the extent that the defaulting Party shall not have complied with its obligations hereunder;

(c)	specific performance of this Agreement without prejudice to the non-defaulting Party’s rights and remedies under any applicable laws; or

(d)	terminate this Agreement, in which case the provisions of this Agreement (other than Clauses which are expressed to or by its nature shall survive termination) shall from such date cease and determine and no Party shall have any claim against the other Party for costs, damages, compensation or otherwise save in respect of any antecedent breach of this Agreement.

5	Vendors Performance Indicators

5.1	The Vendors shall procure that the Target generates the NPAT Target and the Gross Revenue Target between FY2023 and FY2025.

5.2	The Vendors assign to the Purchaser voting rights, dividend rights and other distribution rights in respect of, derived from or arising from any and all of Shares held by the Vendors until the date of the annual general meeting for FY2025.

5.3	The Vendors undertake that they have no claim to any of the dividends or other distributions attributable to them during the period from the Completion Date until the end of FY2025, and the Purchaser may require the Vendors to appoint a person designated by the Purchaser as proxy to execute the Vendors’ voting rights upon the Purchaser’s instructions from the Closing Date until the date of annual general meeting for FY 2025.

5.4	The Vendors fully authorise the Target to deposit and pay all dividends and other distributions payable in respect of all of the Shares made by the Target directly to the Purchaser.

5.5	The Vendors confirm that the composition of the Board of Directors shall be determined by the Purchaser.

6	Post Completion Undertakings

6.1	Between the date of this Agreement and until either this Agreement is terminated pursuant to Clause 4.4(d) or upon Listing, whichever is earlier, the Vendors shall not:

(a)	undertake any capital reduction, bonus issue, stock split or do such other acts in relation to its share capital or reserve or allot and issue any shares or other securities or grant any options over shares or securities or issue any warrants, convertible preference shares or other forms of convertible securities (howsoever called) which are convertible into shares in the Target, whether fully paid or otherwise, or enter into any agreement or undertaking to do the same or do, or agree or permit to, or cause to be done, such acts which will dilute the interest of the Purchaser in the Target or vary the rights attaching to any of the Sale Shares;

(b)	enter into any lease, lease hire or hire purchase agreement or agreement for payment on deferred terms, except in the ordinary course of business;

(c)	become the legal or beneficial owner or holder of any share nor acquire any interest of any description in any other corporation that is in competition or in a similar business as the Business or any of the businesses of the Listco;

(d)	dispose of any properties, assets, legal and beneficial interests of the Target at below their cost or valuation or net realisable value (whichever is the lower), except in the ordinary course of business;

(e)	contract or incur any liabilities (actual or contingent) or issue any further bonds, debentures, loan stock, notes and/or other securities or instruments acknowledging, evidencing or creating indebtedness or grant any loan, advance, indemnity or guarantee of whatsoever nature to any person, firm or corporation, except in the ordinary course of business; and

(f)	take or omit to take any act or step which may have any Material Adverse Effect, including without limitation, the making of any material modifications or agreements to terminate any Material Contract.

6.2	The Vendors shall procure the Target to keep its Target’s Financial Statements at the registered office of the Target.

6.3	The Vendors shall procure the management employees of the Target to sign service agreements with the Target committing themselves to the employment of the Target on terms similar to those immediately existing at the time of this Agreement, for a period to be determined by the Purchaser but, unless agreed with such employee, not exceeding 3 years from the date of this Agreement.

6.4	For as long as the Vendors hold any shares or any interest in any shares (direct or indirect) of the Target, each of the Vendors shall observe the following:

(a)	Restriction on Share Transfers

(i)	any sale, assignment, conveyance, pledge, encumbrance, hypothecation, gift, distribution or other disposition or transfer of Shares or any economic benefit thereof by any Vendor to any third party shall before such transfer be offered to the Purchaser, by way of a notice in writing, in accordance with the Constitution (“Transfer Offer”). The Transfer Offer shall state the number of Shares proposed to be transferred, the identity of the third party, and the terms of the transfer (which shall be no less favourable than that offered to that third party). The Transfer Offer shall be deemed to be irrevocable.

(ii)	A Transfer Offer may be accepted by either of the Purchaser as to all but not some only of the Shares comprised in such Transfer Offer within 14 days from the date that the Transfer Offer is received or deemed to have been received in accordance with Clause 13, and failing which such acceptance shall be deemed to be declined.

(iii)	Where all or any of the Shares under a Transfer Offer is declined or deemed to have been declined (“Declined Shares”), any Declined Shares not accepted for purchase may be offered for transfer to that third party on the terms and conditions set out in the Transfer Offer (and subject always to Clause 6.4(b) below) for a period not exceeding 60 days from the date when the Transfer Offer is declined or deemed to have been declined, as the case may be.

(b)	It shall be a condition precedent to the right of any Vendor to transfer any Shares to any third party that the transferee, if not already bound by the provisions of this Agreement, executes a deed in a form satisfactory to the Purchaser under which it agrees to be bound by Clauses 5, 8 and 10 as if it were an original party hereto in place of the transferring Vendor.

6.5	The Vendors acknowledge and agree that the Listco is required to comply with the relevant listing rules of the Listing Exchange and irrevocably and unconditionally undertake to execute, sign, and do all acts and things necessary for the Purchaser and the Listco to carry out the Listing, including but not limited to the following:

(a)	agree to such moratoriums (which shall be in addition to the moratoriums set out in Clause 8), non-competition undertakings, and other agreements and/or arrangements as the Listco deems necessary or desirable, after consultation with its issue manager, for the Listing;

(b)	execute such agreements and other documents necessary to give effect to Clause 6.5(a); and

(c)	provide information and documents reasonably required for the Listco to carry out the Listing.

7	Representations and Warranties

7.1	The Vendors represent and warrant to the Purchaser as follows:

(a)	each of them has the power, authority and capacity to enter into and to execute and deliver this Agreement and to carry the terms hereof into effect;

(b)	their agreement and undertakings as contained in this Agreement, constitute legal, valid and binding obligations binding on it in accordance with the provisions herein and all relevant approvals (including corporate authority) required to be obtained by it for its entry into this Agreement and performance of the terms hereof and thereof have been obtained;

(c)	their entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement as the case may be, do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)	any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject;

(ii)	its constitutive documents, where applicable; or

(iii)	any agreement or arrangement to which it is a party or which is binding on it or its assets.

(d)	that each of the warranties under Schedule 3 is true and accurate in all respects and not misleading as at the date of this Agreement and will continue to be true and accurate in all respects and not misleading down to and including the Completion Date with reference to the facts and circumstances then existing; in relation to any Warranty which refers to the knowledge, information or belief of the Vendors, the Vendors further warrant and undertake that they have made due and proper enquiry into the subject matter of that Warranty;

7.2	The Purchaser represents and warrants to the Vendors as follows:

(a)	it is a company duly incorporated and validly existing under the laws of their respective countries of incorporation and has full power and authority to own its assets and to conduct its business;

(b)	it has the power, authority and capacity to enter into and to execute and deliver this Agreement and to carry the terms hereof into effect;

(c)	its agreement and undertakings as contained in this Agreement, constitute legal, valid and binding obligations binding on it in accordance with the provisions herein and all relevant approvals (including corporate authority) required to be obtained by it for its entry into this Agreement and performance of the terms hereof and thereof have been obtained;

(d)	its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement as the case may be, do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)	any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject;

(ii)	its constitutive documents, where applicable; or

(iii)	any agreement or arrangement to which it is a party or which is binding on it or its assets.

7.3	Each Vendor acknowledges that the Purchaser has entered into this Agreement in full reliance upon and on the basis of the Warranties and the Purchaser may rely on each Warranty in warranting to any subsequent buyer of the Sale Shares or the assets of the Target, the Listing Exchange and/or an underwriter of the Listing.

7.4	The warranties given in this Agreement shall not in any respect be extinguished or affected by Completion and the benefits thereof may be assigned in whole or in part by the Purchaser to any third party who has purchased the Sale Shares from the Purchaser;

7.5	The Vendors shall keep the Purchaser fully and effectively indemnified against any and all losses, reasonable costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to all legal, costs or attorney’s fees on a full indemnity basis) that the Purchaser may incur or suffer in connection with or arising from the breach by any Vendor of any Warranties and/or any covenant or undertaking set out in this Agreement.

8	Moratorium

8.1	Each of the Vendors, unless obtaining prior consent from the Purchaser, hereby irrevocably and unconditionally undertakes to the Purchaser not to directly or indirectly offer, sell, contract to sell, realise, transfer, assign, lend, pledge, grant any option, warrant or right to purchase, grant any security over, encumber, or otherwise dispose of, all or any part of the Consideration Shares issued and allotted to them or any interest therein.

8.2	Each of the Vendors, unless obtaining prior consent from the Purchaser, hereby irrevocably and unconditionally undertakes to the Purchaser to not enter into a transaction or other arrangement in relation to:

(a)	all of the Consideration Shares, for the period required by the Listing Exchange commencing from the date of Listing (“First Lock-up Period”);

(b)	no more than 50% of such Consideration Shares (adjusted for any bonus issue or sub-division of shares), for such period of time as may be requested by the Purchaser, provided that such period shall not exceed 6 months immediately following the First Lock-up Period (“Second Lock-up Period”); and

(c)	the Consideration Shares to be allotted and issued subsequent to the Listing (adjusted for any bonus issue or sub-division of shares), for a period of 6 months or a longer period if required by the Listing Exchange immediately following the date of allotment and issuance of such Consideration Shares;

subject to the applicable laws, regulations, codes, statutes, directions, and other applicable obligations that may be imposed by any monetary authority of the Listing Exchange country pursuant to the Listing. The Vendors agree the rights and obligations within this Clause 8 to be transposed into a formal document such as a shareholder’s agreement, if required.

9	Force Majeure

9.1	Subject to Clause 9.2, neither party shall be liable for any failure to perform, or delay in performing, any obligation under this Agreement if the failure or delay results from any circumstance beyond its reasonable control. The affected party shall be entitled to a reasonable extension of the time for performing the obligation.

9.2	If the failure or delay under Clause 9.1 exceeds 30 days and the failure or delay is substantial or fundamental in the context of this Agreement, either Party may terminate this Agreement by giving at least 30 days’ written notice to the other Party.

10	Non-Competition

10.1	Each of the Vendors irrevocably and unconditionally undertakes not to, and procure that his Connected Persons shall not, from the Completion Date and for a period of 6 years thereafter:

(a)	engage in, carry on (whether alone or in partnership or joint venture with anyone else) or otherwise acquire or maintain interest in (whether as trustee, principal, agent, shareholder, unitholder or in any other capacity) businesses, trading or transactions similar to or in competition with the Business;

(b)	solicit any person, firm or company who is or who was a customer or supplier of the Target or the Purchaser to be in competition with the Target or the Purchaser;

(c)	by any means and at any time use any information whatsoever, which it may obtain or have obtained in connection with the Business, the Target or the Purchaser to cause loss or injury to the Business, the Target or the Purchaser;

(d)	induce any director, executive officer, service provider, employee or consultant of the Target or the Purchaser to terminate such appointment or employment with the Target or the Purchaser; and

(e)	do anything or omit to do anything which will adversely impact the Business, the Purchaser and/or the purposes contemplated in this Agreement;

in each case without the prior written approval of the Purchaser.

10.2	The Vendors agree to procure the current management of the Target to remain employed, devote their working time and attention exclusively to the Business and promote the Target’s interest, for a period of 6 years from the date of this Agreement. While the Purchaser and Listco retain their respective rights to control the management of the Target at their discretion, the Purchaser and Listco shall authorise the management of the Target to manage the day-to-day operations of the Target.

10.3	The Vendors agree to waive their respective rights and entitlements to dividends and such other distributions declared by the Target in respect of each FY.

11	Confidentiality

11.1	Each of the Parties and its Connected Persons shall at all times, before and after termination of this Agreement, keep confidential:

(a)	the provisions of this Agreement;

(b)	any Confidential Information; and

(c)	any information which he may acquire or may already have acquired prior to the date of this Agreement in relation to the other Party or its business, customers, clients or other affairs, and shall not use such information or disclose the same to any third party except with the prior written consent of every other Party or in accordance with the order of a court of competent jurisdiction.

11.2	Clauses 11.1(b) and 11.1(c) shall not apply to Confidential Information to the extent that:

(a)	the Confidential Information is required to be disclosed by law or by any stock exchange or Governmental Authority. If the receiving party believes that this Clause 11.2(a) applies, it shall, as far as it is practicable and lawful to do so (and except in connection with disclosure to a Tax Authority):

(i)	consult the disclosing party to such party an opportunity to contest the disclosure; and

(ii)	take into account the disclosing party’s reasonable requirements about the proposed form, timing, nature and extent of the disclosure;

(b)	the Confidential Information is required to be disclosed so that the receiving party can fulfil its obligations under this Agreement;

(c)	the Confidential Information was already in the public domain when it was first made available to the receiving party;

(d)	the Confidential Information subsequently enters the public domain, other than through breach of Clause 11.1(b);

(e)	written records show that, when the Confidential Information was first made available to the receiving party, it was already in the lawful possession of the receiving party or any of its Connected Persons;

(f)	the Confidential Information is developed by or for the receiving party at any time independently of the information disclosed to it by the disclosing party by persons who have had no access to or knowledge of the said information;

(g)	after it is first made available to either of them, the receiving party or a Connected Person lawfully receives the Confidential Information from a third party who does not owe the disclosing party, or any of its Connected Persons, an obligation of confidence in relation to it;

(h)	the Confidential Information is required to be disclosed for the purpose of any arbitral or judicial proceedings arising out of this Agreement;

(i)	the Confidential Information is required to be disclosed to a bona fide third-party purchaser or prospective purchaser of any shares in or assets of the receiving party; or

(j)	the Confidential Information is required to be disclosed by the receiving party to:

(i)	its direct or indirect investors, including any person who the receiving party reasonably believes is likely to become a direct or indirect investor;

(ii)	persons who the receiving party reasonably believes are likely to become investors in its shares, whether directly or indirectly, through syndication by its investors; or

(iii)	directors, officers or advisers of persons falling under (i) or (ii).

11.3	Each Party shall disclose Confidential Information as permitted by Clause 11.2 only if it is reasonably required and, in the case of disclosures under Clauses (b), 11.2(c) and (i), only if the party to whom the disclosure is made is informed of the confidential nature of the Confidential Information and acknowledges that it is subject to a duty of confidentiality on substantially the same terms as this Clause 11.

11.4	The obligations of the Parties set out in this Clause 11 shall continue without limit in point of time but shall cease to apply to any information coming into the public domain otherwise than by breach of any such party of his obligations therein contained.

12	Announcements

Each of the Parties undertakes to the other Parties that he will not make any announcement in connection with this Agreement unless all the other Parties shall have given their respective consents in writing to such announcement.

13	Notices

13.1	Any notice to be given by any Party shall be in writing and shall be deemed duly given if delivered personally or sent by e-mail or by prepaid registered post to the addressee at the address or (as the case may be) the e-mail address set out at the start of this Agreement or in Schedule 2 or at such other address or e-mail address as the Party to be served may have notified (in accordance with this Clause 13.1) for the purposes of this Agreement.

13.2	Any notice sent by e-mail shall be deemed given when dispatched subject to the sender not receiving any indication that the electronic mail message has not been successfully transmitted to or received by the intended recipient, and any notice served by prepaid registered post shall be deemed given 72 hours after posting.

13.3	The Parties agree that service of process may be effected in the manner set out in Clause 13.1.

14	Miscellaneous

14.1	This Agreement shall be binding upon the Parties and their successors and permitted assigns provided that none of the Parties shall be entitled to assign his rights or benefits under this Agreement or purport to transfer any of his duties or obligations hereunder except with the prior consent of all the other Parties.

14.2	No exercise or failure to exercise or delay in exercising any rights, power of remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

14.3	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor constitute any Party the agent of any other Party or otherwise entitle any Party to have authority to bind any other Party for any purpose whatsoever.

14.4	The invalidity or unenforceability of any terms, conditions or provisions in this Agreement shall in no way affect the validity or enforceability of the remaining terms, which shall remain in full force and effect.

14.5	This Agreement constitutes the entire Agreement between the Parties in relation to the subject matter hereof and supersedes all prior agreements and understandings whether oral or written with respect thereto and no variation of this Deed shall be effective unless reduced to writing and signed by each of the Parties.

14.6	This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute one and the same Agreement.

14.7	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement.

14.8	The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.9	Each Party shall bear its own legal and other costs and expenses incurred in relation to or in connection with the preparation, negotiation and execution of this Agreement and the performance of its obligations under this Agreement. Any stamp duty payable on the sale, transfer and purchase of the Sale Shares shall be borne by the Purchaser.

15	Law and Jurisdiction

15.1	This Agreement shall be governed by, and construed in all respects in accordance with the laws of Singapore.

15.2	Any dispute, whether contractual or not, arising out of or in connection with this Agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause 15.2. The arbitration tribunal shall consist of 1 arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.

15.3	The above submissions shall not affect the right of any Party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any Party from taking proceedings in any other jurisdiction.

IN WITNESS HEREOF the Parties have caused this Agreement to be executed the day and year above written.

Signed by CHOO SEE WEE	)
for and on behalf of	)

LUDUS ASIA PTE. LTD.	)
in the presence of Eugene Seow	)

Signed by JOSEPH THOMAS VAN HEESWIJK	)
for and on behalf of	)

2GAME DIGITAL LIMITED	)
in the presence of Renata Nogueria	)

Signed by SHAUN AMAH GOZO-HILL	)
for and on behalf of	)

2GAME DIGITAL LIMITED	)
in the presence of Steve Gozo Hill	)

Signed by WONG WAN PING MARIO	)
for and on behalf of	)

2GAME DIGITAL LIMITED	)
in the presence of Wong Wan Tsan	)

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